Exhibit 99.1
ChargePoint Reports First Quarter Fiscal Year 2026 Financial Results

•First quarter fiscal 2026 revenue of $98 million
•First quarter fiscal 2026 GAAP gross margin of 29% and non-GAAP gross margin of 31%
•First quarter fiscal 2026 subscription revenue of $38 million representing 14% year-over-year growth
•First quarter fiscal 2026 GAAP operating expense of $82 million and non-GAAP operating expense of $57 million, representing 10% and 15% year-over-year reduction
•ChargePoint expects second quarter fiscal 2026 revenue of $90 million to $100 million
Campbell, Calif. – June 4, 2025 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading provider of networked solutions for charging electric vehicles (EVs), today reported results for its first quarter of fiscal year 2026 ended April 30, 2025.
“In Q1 ChargePoint continued to improve key metrics - including subscription margin and overall gross margin - while also announcing partnerships and products that are expected to deliver meaningful growth,” said Rick Wilmer, CEO at ChargePoint. “Our new partnership with Eaton has created the market’s only integrated EV charging and power management solutions, simultaneously giving ChargePoint access to Eaton’s extensive distribution channels in North America and Europe. Our new AC charging architecture introduces multiple new innovations that will drive demand across commercial, residential, and fleet applications.”

First Quarter Fiscal 2026 Financial Overview
•Revenue. First quarter revenue was $97.6 million, down 9% from $107.0 million in the prior year’s same quarter. Networked charging systems revenue for the first quarter was $52.1 million, down 20% from $65.4 million in the prior year’s same quarter. Subscription revenue was $38.0 million, up 14% from $33.4 million in the prior year’s same quarter.
•Gross Margin. First quarter GAAP gross margin was 29% as compared to 22% in the prior year's same quarter, and non-GAAP gross margin was 31% as compared to 24% in the prior year's same quarter primarily due to subscription revenue growth as a percentage of total revenue and improvement in subscription margins.
•Operating Expenses. First quarter GAAP operating expenses were $81.8 million, down 10% from $90.7 million in the prior year's same quarter. Non-GAAP operating expenses were $56.7 million, down 15% from $66.4 million in the prior year's same quarter.
•Net Income/Loss. First quarter GAAP net loss was $57.1 million, down 20% from $71.8 million in the prior year's same quarter. Additionally, non-GAAP pre-tax net loss was $29.3 million, down 35% from $45.2 million in the prior year's same quarter and non-GAAP adjusted EBITDA loss was $22.8 million, down 38% from $36.5 million in the prior year's same quarter.
•Liquidity. As of April 30, 2025, cash and cash equivalents on the balance sheet was $196.3 million, ChargePoint's $150.0 million revolving credit facility remains undrawn and ChargePoint has no debt maturities until 2028.
•Shares Outstanding. As of April 30, 2025, the Company had approximately 462 million shares of common stock outstanding.
For reconciliation of GAAP and non-GAAP results, please see the tables below.

Business Highlights
•ChargePoint announced new AC product architecture that will feature bidirectional charging and will underpin future AC charger models sold across North America and Europe, with variants being designed for commercial, residential, and fleet applications.

•ChargePoint announced an industry-first partnership with Eaton Corporation, an intelligent power management company, in which the companies will integrate EV charging and infrastructure solutions and co-develop new technologies to advance vehicle-to-everything (V2X) capabilities.
Second Quarter of Fiscal 2026 Guidance
For the second fiscal quarter ending July 31, 2025, ChargePoint expects revenue of $90 million to $100 million.
ChargePoint remains committed to its plans of achieving positive non-GAAP adjusted EBITDA during a quarter in fiscal year 2026.
ChargePoint is not able to present a reconciliation of its forward-looking non-GAAP Adjusted EBITDA goal to the corresponding GAAP measure because certain potential future adjustments, which may be significant and may include, among other items, stock-based compensation expense, are uncertain or out of its control, or cannot be reasonably predicted without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on ChargePoint's GAAP Net Loss.
Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its first quarter fiscal year 2026 financial results.
Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available after the conclusion of the webcast and archived for one year.
About ChargePoint
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions. The ChargePoint cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds of thousands of places to charge in North America and Europe. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact the ChargePoint press office or Investor Relations.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our plans to release new AC product architecture that will feature bidirectional charging, our partnership with Eaton Corporation to integrate and co-develop new charging technologies, our projected revenue for the second quarter of fiscal year 2026 and our goal to achieve positive non-GAAP Adjusted EBITDA during a quarter in our fiscal year 2026. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: macroeconomic trends including changes in or sustained inflation, interest rate volatility, increased tariffs or other events beyond our control on the overall economy which may reduce demand for our products and services; geopolitical events and conflicts; adverse impacts to our business and those of our customers and suppliers, including due to supply chain disruptions, component shortages, and associated logistics expense increases; our limited operating history as a public company; our ability as an organization to successfully acquire, integrate or partner with other companies, products or technologies in a successful manner such as our integration efforts with Eaton Corporation; our dependence on widespread acceptance and adoption of EVs, including auto manufacturers' plans and strategies to transition to predominately manufacture EVs and any corresponding increased demand for installation of charging stations; our current dependence on sales of charging stations for the majority of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental policies, rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; our ability, and our reliance on our customers, to successfully implement, construct and manage state, federal and local charging infrastructure programs in accordance with the respective terms of such program in order to validly secure and obtain awarded funding and win additional grant opportunities; our reliance on contract manufacturers, including those located outside the United States, may result in supply chain interruptions, delays and expense increases which may adversely affect our sales, revenue and gross margins; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to delays and costs associated with new product introductions such as our new AC charging product architecture featuring bidirectional charging, inventory obsolescence, component shortages and related expense increases; the ability or success of our new AC charging product architecture to result in an increased demand for charging products by commercial, residential and fleet charging customers; adverse impact to our revenues and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2025, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided financial information in this press release that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results. ChargePoint believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends and believes they provide meaningful supplemental information to investors regarding ChargePoint’s underlying operating performance because they exclude items ChargePoint believes are unrelated to, and may not be indicative of, its core operating results.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.
Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding stock-based compensation expense, and amortization expense of acquired intangible assets. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.

Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding stock-based compensation expense, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees.
Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees. These amounts reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Non-GAAP Adjusted EBITDA Loss. ChargePoint defines non-GAAP adjusted EBITDA loss as net loss excluding stock-based compensation expense, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees, and further adjusted for provision of income taxes, depreciation, interest income and expense, and other income and expense (net).
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.
CHPT-IR
Contacts
Investor Relations
investors@chargepoint.com
Press
John Paolo Canton
Vice President, Communications
JP.Canton@chargepoint.com

AJ Gosselin
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended April 30,
	2025	2024
Revenue
Networked charging systems	$52,059	$65,374
Subscriptions	38,020	33,444
Other	7,561	8,224
Total revenue	97,640	107,042
Cost of revenue
Networked charging systems	48,638	61,066
Subscriptions	15,366	17,742
Other	5,650	4,624
Total cost of revenue	69,654	83,432
Gross profit	27,986	23,610
Operating expenses
Research and development	33,510	36,052
Sales and marketing	26,192	35,000
General and administrative	22,124	19,697
Total operating expenses	81,826	90,749
Loss from operations	(53,840)	(67,139)
Interest income	1,164	3,209
Interest expense	(6,436)	(6,611)
Other income (expense), net	2,613	(850)
Net loss before income taxes	(56,499)	(71,391)
Provision for income taxes	622	408
Net loss	$(57,121)	$(71,799)
Net loss per share, basic and diluted	$(0.12)	$(0.17)
Weighted average shares outstanding, basic and diluted	459,045,570	423,290,222

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	April 30, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$195,949	$224,571
Restricted cash	400	400
Accounts receivable, net	98,685	95,906
Inventories	212,428	209,262
Prepaid expenses and other current assets	46,855	36,435
Total current assets	554,317	566,574
Property and equipment, net	32,712	35,361
Intangible assets, net	67,955	66,175
Operating lease right-of-use assets	14,103	14,680
Goodwill	221,176	207,540
Other assets	7,345	7,845
Total assets	$897,608	$898,175
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$52,170	$64,050
Accrued and other current liabilities	141,637	124,679
Deferred revenue	110,635	105,017
Total current liabilities	304,442	293,746
Deferred revenue, noncurrent	135,961	134,198
Debt, noncurrent	307,843	297,092
Operating lease liabilities	14,356	15,267
Deferred tax liabilities	12,392	12,036
Other long-term liabilities	4,026	8,365
Total liabilities	779,020	760,704
Stockholders' equity:
Common stock	46	46
Additional paid-in capital	2,072,422	2,054,296
Accumulated other comprehensive loss	(5,321)	(25,433)
Accumulated deficit	(1,948,559)	(1,891,438)
Total stockholders' equity	118,588	137,471
Total liabilities and stockholders' equity	$897,608	$898,175

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended April 30,
	2025	2024
Cash flows from operating activities
Net loss	$(57,121)	$(71,799)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,928	7,445
Non-cash operating lease cost	876	941
Stock-based compensation	17,863	21,599
Amortization of deferred contract acquisition costs	844	785
Paid-in-kind non-cash interest expense	9,397	—
Foreign currency transaction (gain) loss	(3,499)	463
Reserves and other	1,644	8,842
Changes in operating assets and liabilities:
Accounts receivable, net	(13)	4,783
Inventories	2,816	(24,977)
Prepaid expenses and other assets	(10,703)	(2,879)
Accounts payable, operating lease liabilities, and accrued and other liabilities	(6,418)	(11,255)
Deferred revenue	4,418	3,510
Net cash used in operating activities	(32,968)	(62,542)
Cash flows from investing activities
Purchases of property and equipment	(1,060)	(3,468)
Net cash used in investing activities	(1,060)	(3,468)
Cash flows from financing activities
Proceeds from the issuance of common stock under employee equity plans, net of tax withholding	1,288	3,525
Change in driver funds and amounts due to customers	1,149	(2,483)
Net cash provided by financing activities	2,437	1,042
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,969	(583)
Net decrease in cash, cash equivalents, and restricted cash	(28,622)	(65,551)
Cash, cash equivalents, and restricted cash at beginning of period	224,971	357,810
Cash, cash equivalents, and restricted cash at end of period	$196,349	$292,259

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended April 30, 2025		Three Months Ended April 30, 2024
Cost of Revenue:
GAAP cost of revenue (as a percentage of revenue)	$69,654	71%	$83,432	78%
Stock-based compensation expense	(1,223)		(1,084)
Amortization of intangible assets	(766)		(763)
Non-GAAP cost of revenue (as a percentage of revenue)	$67,665	69%	$81,585	76%

Gross Profit:
GAAP gross profit (gross margin as a percentage of revenue)	$27,986	29%	$23,610	22%
Stock-based compensation expense	1,223		1,084
Amortization of intangible assets	766		763
Non-GAAP gross profit (gross margin as a percentage of revenue)	$29,975	31%	$25,457	24%

Operating Expenses:
GAAP research and development (as a percentage of revenue)	$33,510	34%	$36,052	34%
Stock-based compensation expense	(8,614)		(8,303)
Non-GAAP research and development (as a percentage of revenue)	$24,896	25%	$27,749	26%

GAAP sales and marketing (as a percentage of revenue)	$26,192	27%	$35,000	33%
Stock-based compensation expense	(3,079)		(5,441)
Amortization of intangible assets	(2,275)		(2,261)
Non-GAAP sales and marketing (as a percentage of revenue)	$20,838	21%	$27,298	26%

GAAP general and administrative (as a percentage of revenue)	$22,124	23%	$19,697	18%
Stock-based compensation expense	(4,947)		(6,771)
Other adjustments (1)	(6,259)		(1,609)
Non-GAAP general and administrative (as a percentage of revenue)	$10,918	11%	$11,317	11%

GAAP Operating Expenses (as a percentage of revenue)	$81,826	84%	$90,749	85%
Stock-based compensation expense	(16,640)		(20,515)
Amortization of intangible assets	(2,275)		(2,261)
Other adjustments (1)	(6,259)		(1,609)
Non-GAAP Operating Expenses (as a percentage of revenue)	$56,652	58%	$66,364	62%

Net Loss:
GAAP net loss (as a percentage of revenue)	$(57,121)	(59)%	$(71,799)	(67)%
Stock-based compensation expense	17,863		21,599
Amortization of intangible assets	3,041		3,024

	Three Months Ended April 30, 2025		Three Months Ended April 30, 2024
Other adjustments (1)	6,259		1,609
Non-GAAP net loss (as a percentage of revenue)	$(29,958)	(31)%	$(45,567)	(43)%
Provision for income taxes	622		408
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(29,336)	(30)%	$(45,159)	(42)%
Depreciation	3,887		4,421
Interest income	(1,164)		(3,209)
Interest expense	6,436		6,611
Other expense (income), net	(2,613)		850
Non-GAAP Adjusted EBITDA Loss (as a percentage of revenue)	$(22,790)	(23)%	$(36,486)	(34)%

(1)Consists of non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees.